Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports
Fourth Quarter and 2017 Fiscal Year End Results

HOUSTON, December 6, 2017 – NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for the fourth fiscal quarter and fiscal year ended October 29, 2017.
Fourth Quarter 2017 Financial and Operational Highlights:

•	Sales rose 1.8% to $488.7 million for the quarter, compared to $480.3 million in the prior year’s fourth quarter

•	Gross profit for the quarter was $116.3 million or 23.8% of revenues, compared to $120.8 million or 25.2% of revenues in the prior year’s fourth quarter

•
Net income was $17.5 million for the quarter, compared to $19.0 million in last year’s fourth quarter. Adjusted Net Income was $22.3 million this quarter, compared to $19.8 million in the prior year’s fourth quarter

•
Net income per diluted common share for the quarter was $0.25, compared to $0.27 in the prior year’s fourth quarter. Adjusted Net Income was $0.32 per diluted common share, compared to $0.28 in the prior year’s fourth quarter

•	Adjusted EBITDA was $53.9 million or 11.0% of revenues for the quarter, compared to Adjusted EBITDA of $53.7 million or 11.2% of revenues in the prior year’s fourth quarter.

•
Repurchased over 2.6 million shares at an average purchase price of $14.73 per share using $37.6 million. For fiscal 2017, the Company repurchased 2.8 million shares at an average purchase price of $14.68

•	Total consolidated backlog increased to $545.6 million, up 5.8% year-over-year

•
For the period, the Company estimated the hurricanes negatively impacted sales by approximately $16.0 million, gross profit by approximately $8.3 million and Adjusted EBITDA by approximately $8.5 million

“While 2017 was a demanding year and in spite of the overall challenges, we finished the year on a strong note in terms of bookings and shipments,” said Donald R. Riley, President and Chief Executive Officer. “In closing out the year, we achieved many goals critical to realizing our long-term vision for NCI. We completed the rationalization of our manufacturing footprint, met our cost reduction initiative goals a year ahead of schedule, resulting in a combined annual savings of $31.9 million, and produced record double digit growth in our Insulated Metal Panels business.
As we look towards fiscal 2018, we are excited and optimistic about our opportunities to continue driving NCI forward. The next phase of the Company’s evolution will be focused on implementing continuous improvement processes throughout the entire company with an emphasis on customer service and efficiency, expanding our sales through further product adjacencies, incorporating advanced automation across our manufacturing facilities and taking additional costs out of the business. We believe these efforts will position us to realize our long range goals,” concluded Riley.
Fourth Quarter 2017 Results
Fourth quarter 2017 sales increased to $488.7 million, up 1.8% from $480.3 million in last year's fourth quarter, primarily due to continued commercial discipline in the pass-through of higher material costs. On a year-over-year basis, tonnage volumes were significantly lower in the Buildings segment resulting from the impact of hurricane related disruptions, customers access to job sites and transportation delays. The Company estimated the hurricanes reduced sales by approximately $16.0 million for the quarter.
Gross profit was $116.3 million this quarter, down from $120.8 million in the fourth quarter of 2016 and gross profit margins were 23.8% for the this year’s fourth quarter compared to 25.2% in the fourth quarter of 2016. Gross margins in the fourth quarter of the year declined primarily as a result of lower volumes in the Buildings segment, uneven production flow and increased transportation costs. The Company estimated the hurricanes impacted gross profits by approximately $8.3 million for the quarter.

Engineering, selling, general and administrative (“ESG&A”) expenses were $72.7 million for the quarter, compared to $77.6 million in the fourth quarter of 2016. As a percentage of revenues, ESG&A expenses decreased approximately 130 basis points to 14.9% in the 2017 fourth quarter compared to 16.2% in the prior year’s fourth quarter, primarily driven by the Company’s cost reduction initiatives, integration activities and lower incentive compensation costs.
Operating income for the quarter was $33.3 million, compared to $39.4 million in the prior year’s fourth quarter. Adjusted Operating Income, a non-GAAP measure which excludes certain identified items, was $41.3 million in the current quarter, compared to $40.9 million in the fourth quarter of 2016. The Company estimated the hurricanes impacted Adjusted Operating Income by approximately $8.5 million for the quarter.
Net income applicable to common shares in the quarter was $17.4 million, or $0.25 per diluted common share, compared to $19.0 million, or $0.27 per diluted common share in the prior year’s fourth quarter. Net income was impacted by the following special items: $6.0 million non-cash goodwill impairment charge related to the coil coating operations of CENTRIA, $1.1 million of restructuring charges predominately attributable to severance costs, $0.6 million for asset impairments and $0.2 million of strategic development and acquisition related costs, partially offset by $3.1 million from the associated tax effect of these items. Excluding the impact of these special items, the Company reported Adjusted Net Income, a non-GAAP measure, of $22.3 million, or $0.32 per diluted common share, compared to $19.8 million, or $0.28 per diluted common share, in the fourth quarter of 2016.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's Credit Agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $53.9 million this quarter, compared to $53.7 million in the prior year’s fourth quarter. The Company estimated that the fourth quarter of fiscal 2017 was impacted by $8.5 million as a result of job site disruptions, uneven production flow and increased transportation costs related to the various hurricanes during the period.
Please see the reconciliation of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA in the accompanying financial tables.
Cash and cash equivalents at the end of the fourth quarter were $65.7 million, compared to $65.4 million at the end of the fourth quarter of fiscal 2016. Cash and cash equivalents increased sequentially from $45.9 million at the end of the third quarter of fiscal 2017 as a result of strong operating cash flow offset by $37.6 million of share repurchases during the period. NCI’s net debt leverage ratio (net debt/EBITDA) at the end of the fourth quarter was 2.0x. In addition, the Company’s $150.0 million ABL facility remained undrawn as of October 29, 2017.
Fourth Quarter 2017 Segment Performance
Third party sales in the Buildings segment were $178.2 million in the fourth quarter compared to $196.6 million in the prior year period, as a result of significantly lower volumes during the period, largely driven by hurricane related disruptions. Operating income decreased to $13.0 million this quarter, compared to $22.8 million in the fourth quarter of 2016. Adjusted Operating Income decreased to $13.7 million in the current quarter, compared to $23.1 million in the fourth quarter of fiscal 2016. The year-over-year decrease in the Building segment’s operating margins relates largely to lower plant utilization driven by lower volumes during the period, uneven production flow and increased transportation costs. The hurricanes had a disproportionate effect on the Buildings segment due to the larger transaction size and longer lead times from order to delivery.
The Components segment generated $281.3 million in third party sales during the quarter, an increase of 10.3% from $255.1 million in the fourth quarter of fiscal 2016, led by growth in the insulated panel product lines, as well as commercial pricing discipline and higher volumes across the segment. Operating income was $32.8 million for the quarter compared to $31.1 million in the fourth quarter of 2016. Adjusted Operating Income was $39.7 million, compared to $31.6 million in the fourth quarter of fiscal 2016. The Components segment’s profitability was improved by higher volumes and capacity utilization across the legacy single skin product lines and a strong product mix in insulated panel sales.
Third party sales in the Coatings segment were $29.2 million, compared to $28.6 million in the fourth quarter of fiscal 2016. Operating income was $6.6 million for the quarter, compared to $7.0 million in the fourth quarter of 2016. Operating margins in the Coatings group were impacted by lower third party volumes offset by improved commercial discipline and higher internal volumes.
Market Commentary
The key leading indicators that NCI follows and that typically have the most meaningful correlation to nonresidential low-rise construction starts are the American Institute of Architects’ (“AIA”) Architecture Mixed Use Index, the Dodge Residential single family starts and the Conference Board Leading Economic Index (“LEI”). Historically, there has been a very high correlation to low-rise nonresidential starts when the three leading indicators are combined and then seasonally adjusted. The combined forward projection of these metrics, based on a 9- to 14-month historical lag for each metric, indicates an expected positive growth of 2.0% to 4.0% for low-rise new construction starts for the Company’s addressable market in fiscal 2018.

Internal bookings and quoting activity indicates a continuation of low single digit growth as compared to the prior year. Offices and banks, educational and governmental end-markets have shown positive year-over-year growth. In NCI’s geographic markets South Atlantic, New England and East North Central regions showed the strongest growth year-over-year.
Cost Initiatives and Guidance
The Company’s two cost savings initiatives in manufacturing and ESG&A were ahead of schedule at the end of the fourth quarter. The Company is targeting an additional $40 - $50 million in cost savings reductions and efficiencies by the end of 2020.
For the first quarter of fiscal 2018, NCI expects revenues to be in the range of $390 to $410 million and Adjusted EBITDA to be in the range of $24 to $34 million.
The Company has provided additional detailed financial guidance in the quarterly supplemental presentation at www.ncibuildingsystems.com under the “Investors” section.
Conference Call Information
The NCI Building Systems, Inc. fourth quarter 2017 conference call is scheduled for Thursday, December 7, 2017, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13673308# when prompted. The taped replay will be available two hours after the call through December 21, 2017. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the NCI website for approximately 90 days.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "anticipate," "guidance," "plan," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for new nonresidential low-rise construction starts in fiscal 2018 and our financial outlook and guidance, including our first quarter fiscal 2018 forecasted revenues and Adjusted EBITDA, long term targets with respect to cost savings and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality; adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more or refinance indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; interruptions in our supply chain; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; our ability to carry out our restructuring plans and to fully realize expected cost savings; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; effect on the price of the Company's common stock of future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; the timing and amount of our stock repurchases;

and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 2017, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Sales	$488,726	$480,314	$1,770,278	$1,684,928
Cost of sales	372,421	359,403	1,354,077	1,258,680
Loss (gain) on sale of assets and asset recovery	—	62	137	(1,642)
Gross profit	116,305	120,849	416,064	427,890
	23.8%	25.2%	23.5%	25.4%

Engineering, selling, general and administrative expenses	72,671	77,640	293,145	302,551
Intangible asset amortization	2,405	2,412	9,620	9,638
Goodwill impairment	6,000	—	6,000	—
Strategic development and acquisition related costs	193	590	1,971	2,670
Restructuring and impairment charges	1,710	815	5,297	4,252
Gain on insurance recovery	—	—	(9,749)	—
Income from operations	33,326	39,392	109,780	108,779
Interest income	74	11	238	146
Interest expense	(7,161)	(7,559)	(28,899)	(31,019)
Foreign exchange (loss) gain	(488)	(312)	547	(1,401)
Gain from bargain purchase	—	—	—	1,864
Other income, net	427	118	1,472	595
Income before income taxes	26,178	31,650	83,138	78,964
Provision for income taxes	8,688	12,649	28,414	27,937
	33.2%	40.0%	34.2%	35.4%

Net income	$17,490	$19,001	$54,724	$51,027
Net income allocated to participating securities	(78)	(105)	(325)	(389)
Net income applicable to common shares	$17,412	$18,896	$54,399	$50,638

Income per common share:
Basic	$0.25	$0.27	$0.77	$0.70
Diluted	$0.25	$0.27	$0.77	$0.70

Weighted average number of common shares outstanding:
Basic	69,629	70,845	70,629	72,411
Diluted	69,741	71,020	70,778	72,857

Increase in sales	1.8%	4.5%	5.1%	7.8%

Engineering, selling, general and administrative expenses percentage	14.9%	16.2%	16.6%	18.0%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 29, 2017	October 30, 2016
ASSETS
Cash and cash equivalents	$65,658	$65,403
Restricted cash	136	310
Accounts receivable, net	199,897	182,258
Inventories, net	198,296	186,824
Income taxes receivable	3,617	982
Deferred income taxes	22,605	29,104
Investments in debt and equity securities, at market	6,481	5,748
Prepaid expenses and other	33,086	29,971
Assets held for sale	5,582	4,256
Total current assets	535,358	504,856

Property, plant and equipment, net	226,995	242,212
Goodwill	148,291	154,271
Intangible assets, net	137,148	146,769
Other assets, net	1,875	2,092
Total assets	$1,049,667	$1,050,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Note payable	$440	$460
Accounts payable	147,772	142,913
Accrued compensation and benefits	58,408	72,612
Accrued interest	6,414	7,165
Other accrued expenses	103,253	103,384
Total current liabilities	316,287	326,534

Long-term debt, net of deferred financing costs of $6,857 and $8,096	387,290	396,051
Deferred income taxes	23,396	24,804
Other long-term liabilities	18,953	21,494
Total long-term liabilities	429,639	442,349

Common stock	687	715
Additional paid-in capital	562,277	603,120
Accumulated deficit	(248,046)	(302,706)
Accumulated other comprehensive loss, net	(9,037)	(10,553)
Treasury stock, at cost	(2,140)	(9,259)
Total stockholders’ equity	303,741	281,317

Total liabilities and stockholders’ equity	$1,049,667	$1,050,200

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	October 29, 2017	October 30, 2016
Cash flows from operating activities:
Net income	$54,724	$51,027
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	41,318	41,924
Amortization of deferred financing costs	1,819	1,908
Share-based compensation expense	10,230	10,892
Losses (gains) on assets, net	1,371	(2,673)
Goodwill impairment	6,000	—
Gain on insurance recovery	(9,749)	—
Provision for doubtful accounts	1,948	1,343
Provision for deferred income taxes	866	1,318
Excess tax (benefits) shortfalls from share-based compensation arrangements	(1,515)	289
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(19,582)	(18,141)
Inventories	(11,473)	(29,054)
Income taxes	(2,637)	(1,953)
Prepaid expenses and other	(3,293)	671
Accounts payable	4,858	(1,598)
Accrued expenses	(11,299)	12,656
Other, net	(1,227)	159
Net cash provided by operating activities	62,359	68,768
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(4,343)
Capital expenditures	(22,074)	(21,024)
Proceeds from sale of property, plant and equipment	3,197	5,417
Proceeds from insurance	8,593	10,000
Net cash used in investing activities	(10,284)	(9,950)
Cash flows from financing activities:
Refund of restricted cash	173	370
Proceeds from stock options exercised	1,651	12,612
Excess tax benefits (shortfalls) from share-based compensation arrangements	1,515	(289)
Proceeds from Amended ABL facility	35,000	—
Payments on Amended ABL facility	(35,000)	—
Payments on term loan	(10,180)	(40,000)
Payments on note payable	(1,570)	(1,430)
Purchases of treasury stock	(43,603)	(64,015)
Net cash used in financing activities	(52,014)	(92,752)
Effect of exchange rate changes on cash and cash equivalents	194	(325)
Net increase (decrease) in cash and cash equivalents	255	(34,259)
Cash and cash equivalents at beginning of period	65,403	99,662
Cash and cash equivalents at end of period	$65,658	$65,403

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Net income per diluted common share, GAAP basis	$0.25	$0.27	$0.77	$0.70
Goodwill impairment	0.09	—	0.08	—
Restructuring and impairment charges	0.02	0.01	0.07	0.06
Strategic development and acquisition related costs	0.00	0.01	0.03	0.04
(Gain) on insurance recovery	—	—	(0.14)	—
Unreimbursed business interruption costs	0.00	—	0.01	—
Other losses (gains), net	—	0.00	0.00	(0.06)
Tax effect of applicable non-GAAP adjustments(1)	(0.04)	(0.01)	(0.02)	(0.03)
Adjusted net income per diluted common share(2)	$0.32	$0.28	$0.80	$0.71

	Fiscal Three Months Ended		Fiscal Year Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Net income applicable to common shares, GAAP basis	$17,412	$18,896	$54,399	$50,638
Goodwill impairment	6,000	—	6,000	—
Restructuring and impairment charges	1,710	815	5,297	4,252
Strategic development and acquisition related costs	193	590	1,971	2,670
(Gain) on insurance recovery	—	—	(9,749)	—
Unreimbursed business interruption costs	28	—	454	—
Other losses (gains), net	—	62	137	(3,506)
Tax effect of applicable non-GAAP adjustments(1)	(3,093)	(572)	(1,603)	(2,059)
Adjusted net income applicable to common shares(2)	$22,250	$19,791	$56,906	$51,995

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	October 29, 2017		October 30, 2016		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$188,183	32	$204,208	36	$(16,025)	-7.8%
Metal components	316,716	55	292,430	52	24,286	8.3%
Metal coil coating	73,007	13	69,283	12	3,724	5.4%
Total sales	577,906	100	565,921	100	11,985	2.1%
Less: Intersegment sales	89,180	15	85,607	15	3,573	4.2%
Total net sales	$488,726	85	$480,314	85	$8,412	1.8%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$13,043	7	$22,830	11	$(9,787)	-42.9%
Metal components	32,818	10	31,059	11	1,759	5.7%
Metal coil coating	6,615	9	7,018	10	(403)	-5.7%
Corporate	(19,150)	—	(21,515)	—	2,365	11.0%
Total operating income	$33,326	7	$39,392	8	$(6,066)	-15.4%

		% of Sales		% of Sales
Adjusted operating income (loss)(1):
Engineered building systems	$13,738	7	$23,103	11	$(9,365)	-40.5%
Metal components	39,689	13	31,565	11	8,124	25.7%
Metal coil coating	6,615	9	7,018	10	(403)	-5.7%
Corporate	(18,785)	—	(20,827)	—	2,042	9.8%
Total adjusted operating income	$41,257	8	$40,859	9	$398	1.0%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. See the reconciliation of Adjusted operating income (loss) to operating income (loss) below.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Year Ended		Fiscal Year Ended		$	%
	October 29, 2017		October 30, 2016		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$693,980	33	$672,235	34	$21,745	3.2%
Metal components	1,129,816	54	1,044,040	53	85,776	8.2%
Metal coil coating	271,085	13	247,736	13	23,349	9.4%
Total sales	2,094,881	100	1,964,011	100	130,870	6.7%
Less: Intersegment sales	324,603	15	279,083	14	45,520	16.3%
Total net sales	$1,770,278	85	$1,684,928	86	$85,350	5.1%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$41,388	6	$62,046	9	$(20,658)	-33.3%
Metal components	124,224	11	102,495	10	21,729	21.2%
Metal coil coating	23,935	9	25,289	10	(1,354)	-5.4%
Corporate	(79,767)	—	(81,051)	—	1,284	1.6%
Total operating income	$109,780	6	$108,779	6	$1,001	0.9%

		% of Sales		% of Sales
Adjusted operating income (loss)(1):
Engineered building systems	$45,257	7	$61,370	9	$(16,113)	-26.3%
Metal components	122,273	11	104,559	10	17,714	16.9%
Metal coil coating	23,935	9	25,328	10	(1,393)	-5.5%
Corporate	(77,575)	—	(77,198)	—	(377)	-0.5%
Total adjusted operating income	$113,890	6	$114,059	7	$(169)	-0.1%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. See the reconciliation of Adjusted operating income (loss) to operating income (loss) below.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL THREE MONTHS ENDED OCTOBER 29, 2017 AND OCTOBER 30, 2016
(In thousands)
(Unaudited)

	Fiscal Three Months Ended October 29, 2017
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$13,043	$32,818	$6,615	$(19,150)	$33,326
Goodwill impairment	—	6,000	—	—	6,000
Restructuring and impairment charges	695	753	—	262	1,710
Strategic development and acquisition related costs	—	90	—	103	193
Unreimbursed business interruption costs	—	28	—	—	28
Adjusted operating income (loss)(1)	$13,738	$39,689	$6,615	$(18,785)	$41,257

	Fiscal Three Months Ended October 30, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$22,830	$31,059	$7,018	$(21,515)	$39,392
Restructuring and impairment charges	211	506	—	98	815
Strategic development and acquisition related costs	—	—	—	590	590
Loss on sale of assets and asset recovery	62	—	—	—	62
Adjusted operating income (loss)(1)	$23,103	$31,565	$7,018	$(20,827)	$40,859

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL YEAR ENDED OCTOBER 29, 2017 AND OCTOBER 30, 2016
(In thousands)
(Unaudited)

	Fiscal Year Ended October 29, 2017
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$41,388	$124,224	$23,935	$(79,767)	$109,780
Goodwill impairment	—	6,000	—	—	6,000
Restructuring and impairment charges	3,732	1,254	—	311	5,297
Strategic development and acquisition related costs	—	90	—	1,881	1,971
Loss on sale of assets and asset recovery	137	—	—	—	137
(Gain) on insurance recovery	—	(9,749)	—	—	(9,749)
Unreimbursed business interruption costs	—	454	—	—	454
Adjusted operating income (loss)(1)	$45,257	$122,273	$23,935	$(77,575)	$113,890

	Fiscal Year Ended October 30, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$62,046	$102,495	$25,289	$(81,051)	$108,779
Restructuring and impairment charges	966	1,661	39	1,586	4,252
Strategic development and acquisition related costs	—	403	—	2,267	2,670
(Gain) on sale of assets and asset recovery	(1,642)	—	—	—	(1,642)
Adjusted operating income (loss)(1)	$61,370	$104,559	$25,328	$(77,198)	$114,059

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER ITEMS (ADJUSTED EBITDA)
(In thousands)
(Unaudited)

	1st Quarter January 29, 2017	2nd Quarter April 30, 2017	3rd Quarter July 30, 2017	4th Quarter October 29, 2017	Fiscal Year Ended October 29, 2017
Net income	$2,039	$16,974	$18,221	$17,490	$54,724
Depreciation and amortization	10,315	10,062	10,278	10,663	41,318
Consolidated interest expense, net	6,881	7,341	7,353	7,086	28,661
Provision for income taxes	1,275	8,606	9,845	8,688	28,414
Restructuring and impairment charges	2,264	315	1,009	1,709	5,297
Strategic development and acquisition related costs	357	124	1,297	193	1,971
Share-based compensation	3,042	2,820	2,284	2,084	10,230
Goodwill impairment	—	—	—	6,000	6,000
Loss on sale of assets and asset recovery	—	137	—	—	137
(Gain) on insurance recovery	—	(9,601)	(148)	—	(9,749)
Unreimbursed business interruption costs	—	191	235	28	454
Adjusted EBITDA(1)	$26,173	$36,969	$50,374	$53,941	$167,457

	1st Quarter January 31, 2016	2nd Quarter May 1, 2016	3rd Quarter July 31, 2016	4th Quarter October 30, 2016	Fiscal Year Ended October 30, 2016
Net income	$5,892	$2,420	$23,715	$19,001	$51,028
Depreciation and amortization	10,747	10,765	10,595	9,817	41,924
Consolidated interest expense, net	7,847	7,792	7,685	7,548	30,872
Provision for income taxes	2,453	1,209	11,627	12,649	27,938
Restructuring and impairment charges	1,510	1,149	778	815	4,252
(Gain) from bargain purchase	(1,864)	—	—	—	(1,864)
Strategic development and acquisition related costs	681	579	819	590	2,669
Share-based compensation	2,582	2,468	2,661	3,181	10,892
(Gain) loss on sale of assets and asset recovery	(725)	(927)	(52)	62	(1,642)
Adjusted EBITDA(1)	$29,123	$25,455	$57,828	$53,663	$166,069

(1)
The Company’s Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain special charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales
(In thousands)
(Unaudited)

	Fiscal 4th Qtr 2017		Fiscal 4th Qtr 2016		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$188,183	32%	$204,208	36%	$(16,025)	-7.8%
Less: Intersegment sales	9,961		7,612		2,349	30.9%
Third Party Sales	$178,222	36%	$196,596	41%	$(18,374)	-9.3%
Operating Income	$13,043	7%	$22,830	12%	$(9,787)	-42.9%
Metal Components
Total Sales	$316,716	55%	$292,430	52%	$24,286	8.3%
Less: Intersegment sales	35,458		37,324		(1,866)	-5.0%
Third Party Sales	$281,258	58%	$255,106	53%	$26,152	10.3%
Operating Income	$32,818	12%	$31,059	12%	$1,759	5.7%
Metal Coil Coating
Total Sales	$73,007	13%	$69,283	12%	$3,724	5.4%
Less: Intersegment sales	43,761		40,671		3,090	7.6%
Third Party Sales	$29,246	6%	$28,612	6%	$634	2.2%
Operating Income	$6,615	23%	$7,018	25%	$(403)	-5.7%
Consolidated
Total Sales	$577,906	100%	$565,921	100%	$11,985	2.1%
Less: Intersegment	89,180		85,607		3,573	4.2%
Third Party Sales	$488,726	100%	$480,314	100%	$8,412	1.8%
Operating Income	$33,326	7%	$39,392	8%	$(6,066)	-15.4%

	Fiscal YTD 4th Qtr 2017		Fiscal YTD 4th Qtr 2016		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$693,980	33%	$672,235	34%	$21,745	3.2%
Less: Intersegment sales	34,117		19,764		14,353	72.6%
Third Party Sales	$659,863	37%	$652,471	39%	$7,392	1.1%
Operating Income	$41,388	6%	$62,046	10%	$(20,658)	-33.3%
Metal Components
Total Sales	$1,129,816	54%	$1,044,040	53%	$85,776	8.2%
Less: Intersegment sales	131,537		118,177		13,360	11.3%
Third Party Sales	$998,279	57%	$925,863	55%	$72,416	7.8%
Operating Income	$124,224	12%	$102,495	11%	$21,729	21.2%
Metal Coil Coating
Total Sales	$271,085	13%	$247,736	13%	$23,349	9.4%
Less: Intersegment sales	158,949		141,142		17,807	12.6%
Third Party Sales	$112,136	6%	$106,594	6%	$5,542	5.2%
Operating Income	$23,935	21%	$25,289	24%	$(1,354)	-5.4%
Consolidated
Total Sales	$2,094,881	100%	$1,964,011	100%	$130,870	6.7%
Less: Intersegment	324,603		279,083		45,520	16.3%
Third Party Sales	$1,770,278	100%	$1,684,928	100%	$85,350	5.1%
Operating Income	$109,780	6%	$108,779	6%	$1,001	0.9%